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                                 eUNIVERSE, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                BRAD D. GREENSPAN
--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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FOR IMMEDIATE RELEASE


BRAD GREENSPAN RELEASES LETTER REGARDING ACTIONS BY CURRENT SENIOR MANAGEMENT OF EUNIVERSE, INC. (OTC: EUNI.PK)

o        JUST WHO ARE BRETT BREWER AND CHRIS LIPP?

LOS ANGELES, CA - JANUARY 28, 2004 - Brad Greenspan released the following letter to eUniverse, Inc. (OTC: EUNI.PK) stockholders today:

           THE EUNIVERSE ANNUAL MEETING IS NOW ONLY 1 DAY AWAY --- ON
                             THURSDAY, JANUARY 29.

               o        JUST WHO ARE BRETT BREWER AND CHRIS LIPP?

INCUMBENT MANAGEMENT HAS ALREADY FAILED. eUNIVERSE'S PRESIDENT AND DIRECTOR NOMINEE BRETT BREWER, AND GENERAL COUNSEL, CHRIS LIPP HAVE MADE VARIOUS MISTAKES, YET BREWER HAS TAKEN CHARGE OF eUNIVERSE AND HE AND LIPP CONTINUE TO SET POLICY AND DIRECTION.

ALTHOUGH I AM NOT A NOMINEE AND HAVE STATED THAT I DO NOT INTEND TO SEEK A POSITION WITH eUNIVERSE AS A DIRECTOR OR OFFICER, THE INCUMBENTS CONTINUE TO HIDE THE BALL WITH UNTRUE PERSONAL ATTACKS UPON ME! THE MORE PERTINENT QUESTION
IS: WHO WILL BE RUNNING OUR COMPANY?

Already it is clear that Mr. Brewer and the incumbent board, acting in reliance upon the advice of General Counsel Chris Lipp, have:

o sold Series C Preferred Stock to VantagePoint at an effective price of $1.38 per share as compared to a proposed $1.85 common stock financing;

o chosen to issue a series of preferred stock containing veto rights and special preferences over a less dilutive common stock issuance;

o attempted to reduce the number of directors that can be elected by the common stockholders to less than a majority;

o attempted to place their own nominees in safe seats reserved for holders of the Series B Preferred Stock; and

o avoided plans announced by Brad Greenspan to remove Brewer, Lipp and directors Mosher and Moreau.


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WHO IS BRETT BREWER?

o Brett Brewer was the President of the Company and had direct responsibility for managing the day-to-day operations of the Company, including oversight of the CFO and COO, during the critical period that the financial statement restatement occurred.

o Brett Brewer had agreed to step down as President of eUniverse after I advised him of his poor performance during the restatement period as soon as a replacement could be found, only to change course when the opportunity arose to save his job by unwinding the $1.85 common stock financing and by supporting efforts to replace it with the less favorable VantagePoint financing.

o Brett Brewer was NOT responsible for the any major business development deal during his tenure at the Company. On the contrary, in 2003 alone, I was directly involved in and responsible for, (i) the successful deal with Sharman Networks relating to its Kazaa Product, (ii) the development of the eUniverse Downloadable Paid Search division and
         (iii) the many eUniverse gaming initiatives.

o Brett Brewer refused to seek the advice of already-retained investment bankers on the fairness of the Series C Preferred transaction, even though those investment bankers were on-site at the time.

o Brett Brewer is the director and officer who was contacted by VantagePoint, and without a board resolution or consulting with the CEO, offered to help unwind the common stock financing and allowed VantagePoint to close its less favorable financing.

o Brett Brewer is the director who remained silent when a demand letter was served on the full Board on October 27, 2003 threatening litigation from VantagePoint if VantagePoint's financing terms were not accepted. Brett Brewer, Jeff Edell, and Chris Lipp failed to inform the Board during such session that they had previous knowledge of such letter and had requested that VantagePoint send out such letter to the Board.

WHO IS CHRIS LIPP?


o Chris Lipp is the lawyer who, without the consent of the Series B Stockholders, attempted to place two incumbent directors in those seats, even though he knew that the only Series B director had resigned less than two months prior. Chris Lipp is the very same lawyer who attempted to use a backdated Series B consent document in order to place an incumbent selected by Chris Lipp in a Series B seat. This document did not hold up in Delaware Chancery Court.

o Chris Lipp is the lawyer that was contacted by VantagePoint, and without a board resolution or consulting with the CEO, offered to help unwind the $1.85 common stock financing and allow VantagePoint the means to close a less favorable financing. This occurred as VantagePoint on October 22, 2003, was considering investing in the $1.85 common stock financing.

o Chris Lipp is the lawyer who remained silent when a demand letter was served on the full Board on October 27th threatening litigation from VantagePoint if VantagePoint's financing terms were not accepted. Chris Lipp is the lawyer who failed to disclose to the full Board that he had been previously advised by outside counsel that the VantagePoint claims were without merit.


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           AN INDEPENDENT, CONFLICT-FREE BOARD IS REQUIRED TO PROTECT
                                YOUR INTERESTS.

             THE CHOICE IS CLEAR. VOTE THE BLUE PROXY CARD TODAY TO
                     PROTECT THE VALUE OF YOUR INVESTMENT!